UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

Nabors Red Lion Limited

Canon’s Court

22 Victoria Street

Hamilton HM12 Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Background

As previously reported by C&J Energy Services Ltd. (“C&J” or the “Company”) and certain of its subsidiaries, namely, C&J Corporate Services (Bermuda) Ltd., C&J Energy Production Services-Canada Ltd., Mobile Data Technologies Ltd., CJ Holding Co., Blue Ribbon Technology Inc., C&J Energy Services, Inc., C&J Spec-Rent Services, Inc., C&J VLC, LLC, C&J Well Services Inc., ESP Completion Technologies LLC, KVS Transportation, Inc., Tellus Oilfield Inc., Tiger Cased Hole Services Inc. and Total E&S, Inc. (collectively, the “Filing Subsidiaries” and, together with C&J, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Debtors filed a motion with the Bankruptcy Court, which motion was granted by the Bankruptcy Court on July 21, 2016, seeking joint administration of their Chapter 11 cases (the “Chapter 11 Cases”) under the caption In re CJ Holding Co., et al., Case No. 16-33590 (DRJ). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Cases, on July 20, 2016 (the “Petition Date”), the Company filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in a contemplated Superpriority Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”). On July 25, 2016, the Bankruptcy Court entered an order approving, on an interim basis (the “Interim Order”), the financing to be provided pursuant to the DIP Credit Agreement (the “DIP Facility”) and, on July 29, 2016, the DIP Credit Agreement was entered into by and among the Company, the other Debtors party thereto, the lenders party thereto and Cortland Capital Market Services LLC, as administrative agent.

The Bankruptcy Court has scheduled a hearing for August 22, 2016 to consider whether to authorize the Debtors’ entry into the DIP Facility on a final basis. Under the terms of the Interim Order, the Debtors are authorized to access $25 million in funding under the DIP Facility. As described below, the Debtors will not be authorized to access the remaining $75 million provided under the DIP Facility until and unless the Bankruptcy Court enters an order approving the Debtors’ entry into the DIP Facility on a final basis (the “Final Order”).

DIP Credit Agreement

Under the DIP Credit Agreement, the Company may incur up to three term loan borrowings on a delayed-draw basis in the aggregate principal amount of up to $100 million. The first borrowing occurred on the date of the Interim Order in the amount of $25 million. The second borrowing must occur on the date of the Final Order in the amount of at least $50 million and the third borrowing may occur anytime thereafter in an amount up to the remaining availability under the DIP Facility.

The borrowers under the DIP Facility are the Company and CJ Holding Co. All obligations under the DIP Facility are guaranteed by the other Debtors. Borrowings under the DIP Credit Agreement are generally secured by superpriority priming liens on substantially all of the assets of the borrowers and guarantors.

The DIP Facility is scheduled to mature on March 31, 2017, however the maturity thereof may be accelerated upon the occurrence of various events, including the Company’s failure to satisfy any of the Milestones, as described below. Borrowings under the DIP Facility are non-amortizing.

Amounts outstanding under the DIP Facility bear interest based on, at the option of the borrower, the London Interbank Offered Rate (“LIBOR”) or an alternative base rate, plus an applicable margin equal to 9.00% in the case of LIBOR loans and 8.00% in the case of base rate loans. The alternative base rate is equal to the highest of (i) the published ‘prime rate,’ (ii) the Federal Funds Effective Rate plus 0.50% and (iii) LIBOR plus 1.0%. The DIP Facility also requires that the Company pay various fees to the DIP Lenders, including a commitment fee equal to 5.00% of the unused commitments thereunder.

The DIP Facility may be prepaid from time to time without premium or penalty, except for a 2.00% prepayment penalty payable in the event the DIP facility is refinanced or replaced with the proceeds of another financing during the pendency of the Chapter 11 Cases.

The DIP Facility is required to be prepaid under particular circumstances, including (i) in the event of a sale or other disposition of property by C&J or its subsidiaries, in an amount equal to 100% of the net proceeds of such sale or disposition, subject to customary reinvestment rights and other exceptions, and (ii) in the event of an incurrence of debt not permitted under the DIP Credit Agreement, in an amount equal to 100% of the net proceeds of such debt.

The Company is required, under the terms of the DIP Credit Agreement, to deliver periodic 13-week budgets. The DIP Credit Agreement contains a covenant requiring the Company’s actual receipts and expenditures to remain within a certain variance of the amounts set forth in such budgets.

The DIP Credit Agreement also contains customary restrictive covenants (in each case, subject to exceptions) that limit, among other things, the Company’s ability to create, incur, assume or suffer to exist liens or indebtedness, sell or otherwise dispose of its assets, make certain restricted payments and investments, enter into transactions with affiliates, make capital expenditures and prepay certain indebtedness. The activities of the Company’s subsidiaries that are not Debtors in the Chapter 11 Cases are extremely limited by the DIP Credit Agreement.

Furthermore, each of the following milestones (the “Milestones”) is included in the DIP Credit Agreement, and any failure to comply with these Milestones will constitute an event of default:

•	No later than July 27, 2016, the Bankruptcy Court shall have entered the Interim Order (which has occurred);

•	No later than July 27, 2016, the Debtors shall obtain the entry of the Canadian Recognition Order (which has occurred);

•	No later than August 19, 2016, the Debtors shall file with the Bankruptcy Court an acceptable Chapter 11 plan of reorganization (the “Plan”) and disclosure statement of the Plan;

•	No later than September 3, 2016, the Bankruptcy Court shall have entered the Final Order approving the DIP Facility on a final basis;

•	No later than October 18, 2016, the Bankruptcy Court shall have entered an order approving the disclosure statement of the Plan;

•	No later than November 27, 2016, the Bankruptcy Court shall have entered the Plan confirmation order (the “Confirmation Date”); and

•	No later than 21 calendar days after the Confirmation Date, the Plan shall be consummated.

The net proceeds from the DIP Facility will be used for (a) working capital and general corporate purposes in accordance with the Rolling Budget (as defined in the DIP Credit Agreement), (b) professional fees and expenses and (c) Bankruptcy Court approved administrative expenses for estate professionals and such other expenses approved by the lenders pursuant to the terms of the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of July 29, 2016, by and among the Company, the other Debtors party thereto, the lenders party thereto and Cortland Capital Market Services, LLC, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

Date: August 2, 2016	By:	/s/ Brian Patterson
	Name:	Brian Patterson
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of July 29, 2016, by and among the Company, the other Debtors party thereto, the lenders party thereto and Cortland Capital Market Services, LLC, as administrative agent.